UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 16, 2007 (October 9, 2007)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 9, 2007, Healthcare Realty Trust (“the Company”) entered into an agreement to develop, own and manage a medical office building on the campus of a hospital in the greater Seattle, Washington area. The agreement includes a number of conditions and contingencies which must be satisfied before the development proceeds. Assuming satisfaction of such conditions, the Company expects construction will begin in the third quarter of 2008 and be completed in late 2010. The development budget will be approximately $78.4 million, and the building will contain approximately 192,000 square feet of office space including an underground parking garage with 924 spaces.
This current report on Form 8-K contains forward-looking statements based on management’s current expectations. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. These statements have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Many of these risks and uncertainties are beyond the ability of the Company to control or predict. These factors are discussed in a 10-K filed with the SEC by the Company for the year ended December 31, 2006. Forward-looking statements represent the Company’s judgment as of the date of this report. The Company disclaims any obligation to update forward-looking material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: October 16, 2007